Exhibit 10.18

GENERAL FORM OF GUARANTEE

Place : New Delhi
Date:- 07.07.2010

BANK OF BARODA,
Corporate Financial Services Branch
Bank of Baroda Building,
Sansad Marg, New Delhi- 110 001.

In consideration of Bank of Baroda (hereinafter called “the Bank”) giving credit or accommodation or granting facilities to M/s. Amira Foods (India) Limited, a company incorporated under the Companies Act, 1956 having its Registered Office at B-1/E-28, Mohan Co-operative Industrial Estate, Mathura Road, New Delhi-110 044, by making/opening/continuing Term Loan/Overdraft/Cash Credit/Bank Guarantee account or by discounting purchasing and/or negotiating bills with or without security and /or by giving Trust Receipt facility and / or Opening Letter of Credit/ issuing Guarantees, on terms and conditions that may be settled between the Bank and the said M/s. Amira Foods (India) Limited at any time or from time to time without reference to us, We, Mr. Karan A. Chanana s/o Mr. Anil Chanana and Mrs. Anita Daing D/O Late Sh. Karam Chand Chanana, jointly and severally, hereby agree with and guarantee to the Bank the due payment and discharge on demand of all amounts due and payable to the Bank by M/s. Amira Foods (India) Limited (hereinafter called The “Principal”) at any time and also of all bills, promissory notes or guarantees held by the Bank bearing the Principal’s signature in respect of the said facilities together with interest, banking and other charges that the Bank may in course of its business charge against the Principal together with all relative cost (as between attorney, advocate and client) and expenses Provided Nevertheless that our liability under this Guarantee shall not exceed in the whole the sum of Rs.149.00 Crores (Rupees One Hundred and Forty Nine Crores) apart from and in addition to all interest, banking, law and other charges, costs, and expenses above referred to.

For the consideration aforesaid I/We jointly and severally further agree as follow;

1.             This guarantee shall be continuing security binding me/us and my/our personal representative/s until the expiration of three calendar months from the receipt by the Bank of a notice in writing to discontinue and notwithstanding the discontinuance by or any release or granting of time or indulgence to any one or more of us this guarantee shall remain a continuing security as to the others and if discontinued by notice this guarantee shall nevertheless as to the party or parties giving such notice continue to be available (subject to the aforesaid limit of total amount) for and shall extend to all indebtedness and liabilities of the Principal to the Bank at the date of receipt of such notice whether then certain or contingent and whether then payable forthwith or at some future time or times and also for and to all credits then established by the Bank for the Principal and for and to all credit facilities granted and to all cheques, drafts, bills, notes and negotiable instruments drawn by or for the account of Principal on the Bank and dated or purporting to be dated on or before such date although presented to or paid by the Bank after such date and all guarantees signed by the Principal and delivered to the Bank on or before such date and that in the event of my or any of us dying or becoming under disability the liability of the executors, administrators or legal representative of such person so dying and of his estates shall continue until the expiration of three calendar months from the receipt by the Bank of a written notice given by such legal representative (or the survivors or survivor of me/us) to determine this guarantee. The Bank shall be at liberty on receipt of any such notice as contemplated in this clause at any time within the three calendar months to open a fresh account and/or to grant fresh facilities to the Principal and to appropriate thereto all payments subsequently made to the Bank by the Principal and not expressly appropriated to the old account without prejudice to my/our estates liability to the extent aforesaid. I/We shall not be released from my/your liability in respect of the loan limit / B.P. (Fund based) limit of Rs.75.00 Crores out of total credit limits/facilities of Rs.104.00 Crores covered by this guarantee in the event of any omission delay or default in presentation of bill or in the issue of notices of dishonour on the part of the Bank.

2.             This guarantee is additional and without prejudice to any securities or obligation which the Bank may now or hereafter have from us, from the Principal or from anyone else in respect of any indebtedness or liabilities hereby guaranteed and all rights and remedies in respect thereof are reserved.

3.             This guarantee shall be a continuing guarantee and shall not be considered as wholly or partially satisfied or exhausted by any payments from time to time made to the Bank or any settlement of any account or by reason of the account being brought to a credit at any time or from time to time or its being drawn up to the full extent or exceeding the full extent of the limit from time to time and its being reduced or extinguished and thereafter re-opened. The Guarantee shall continue in force notwithstanding the discharge of the Principal by operation of law or my death or of any one of us and shall cease only on payment of the amount guaranteed hereunder either by me or any of us.

4.             I /We expressly agree that the Bank shall have full discretionary power, without my/our further assent or knowledge and without discharging or in any way affecting my/our liability under this guarantee from time to time AND at any time to negotiate with the Principal and settle and or alter the terms and conditions, to promise, to grant time or indulgence to or not to sue the Principal or any person/s liable with or for Principal, whether as guarantor or otherwise or make any other arrangement with the Principal or any person/s so liable with or for the Principal as the Bank may think fit and to hold over, renew, vary, exchange or release in whole or in part and from time to time any securities held or to be held by the Bank for or on account of the moneys and liabilities intended to be hereby secured or any part thereof. I/We also agree that I/We shall not be discharged from my/our liability by the Bank releasing the Principal debtor or by any of its act or omission the legal consequence of which may be to discharge the Principal debtor or which would, but for this present provision, be inconsistent with my/our rights as surety or by the Bank’s omitting to do any act, which but for this present provision its duty to me/us would have required the Bank to do. I/We hereby consent to each and every of the acts mentioned above as the Bank may think fit. Moreover though as between the Principal debtor and me/us I am/We are sureties only, I/We agree that as between the Bank and me/us, I am/We are Principal debtor(s) jointly with him and accordingly I/We shall not be entitled to any of the rights conferred on sureties by Sections 133, 134, 135, 139 and 141 of the Indian Contract Act. And I/we further expressly agree that the Bank shall also have discretionary power without my/our further assent or knowledge or without discharging or in any way affecting my/our liability under the Guarantee from time to time and at any time to agree to the variations of the terms and conditions of any Letter of Credit that has been and/or may be opened for the benefit of the Principal, to convert a documentary Letter of Credit into clean or open Letter of Credit and vice versa, to convert a revocable Letter of Credit into irrevocable one and vice versa, to vary or after the other terms, as to the nature and amount of credit, war risk, as regards the conditions of advance, the nature of the documents to be tendered, the names of the beneficiaries, the nature, quality, quantity of goods, the country of origin and the conditions regarding port of shipment, certificates of country of origin, nature, quality, quantity, weight or otherwise, the terms of shipment such as F.O.B / C.I.F/ C.F.A S/C.I.F / C.F.R as regards shipments by installments or to convert a contract for shipment by installment into shipment by one lot, the terms of draft as to insurance and the terms thereof, the terms regarding payment and to part with the shipping documents and/or goods covered by such shipping documents negotiated under the said Letter of Credit or a Trust Receipt of the principal or otherwise, and other conditions as may be comprised in the Letter of Credit (Non-fund based) within the limit of Rs.29.00 Crores out of total credit limits/facilities of Rs.104.00 Crores, referred to hereinabove and to release or vary any security granted therefor and for the purpose aforesaid to settle and or alter the terms and conditions to grant time or indulgence to Principal or any person/s liable with or for the Principal whether as Guarantor or otherwise or compound or make any other arrangement with the Principal or any other person so liable with or for the Principal as the Bank may think fit and to hold over, renew, vary, exchange or release in whole or in part and from time to time any securities held or to be held by the Bank for/or on account of the moneys and liabilities intended to be secured hereby or any part thereof. And for all purposes of this claim the Principal is empowered to give consent on my/our behalf and any consent given by the Principal shall be deemed to have been given by me/us and shall bind me/us in all respects as if the same had been expressly given by me/us in writing. The Principal is also hereby empowered to acknowledge the debt/s and/or security/ies for and on behalf of me/us and the said acknowledgment of debt and/or the security/ies shall be valid as against me/us as though they were executed by me/us.

5.             The Bank may recover against me/us to the extent herein before mentioned notwithstanding that the Principal or his agents, partners, directors or officers may have exceeded his or their powers or that the arrangements with the Bank may have been ultra-vires and without being bound to enforce its claim against the Principal or any other person/s or other security held by the Bank. The Bank shall not be bound to inquire into powers of the Principal or his agents or partners, directors or officers purporting to act on behalf of the Principal and all moneys due or liabilities incurred shall be deemed to form part of the present guarantee notwithstanding that the Principal or his agents, partners, directors and officers may have exceeded his or their power or the arrangement with the Bank may have been ultra vires.

6.             I/We waive in the Bank’s favour all or any of my/our rights against the Bank or the Principal as may be necessary to give effect to any of the provisions of this guarantee.

7.             I/We declare that I/We have not received any security from the Principal for the giving of this guarantee and I/We agree that I/We will not so long as any moneys remain owing by the Principal to the Bank or any liability incurred by the Bank remains outstanding, take any security in respect of my/our liability hereunder without first obtaining the Bank’s written consent and I/We agree that in the event of my/our taking any such security, the amount for which I/We am/are to be liable under this guarantee shall be increased by the amount by which dividend payable by the Principal to the Bank on a winding up is thereby diminished. I/We have not received any consideration by way of commission or otherwise for giving this guarantee; nor shall I/We receive any consideration for my/our standing as guarantor/s to the facility/ies above mentioned.

8.             I/We further agree that in respect of my/our liability hereunder the Bank shall have a lien on all securities belonging to me/us now or hereafter held by the Bank and all moneys now or hereafter standing to my/our credit with the Bank on my current or any other account.

9.             And this guarantee shall be applicable to the ultimate balance that may become due to the Bank from the Principal and until repayment of such balance the Bank shall be entitled to retain, realize, or otherwise dispose of in such manner as the Bank may think fit any securities now or hereafter held by the Bank and without any liability to account to me/us for my/our any portion of such securities or of the proceeds thereof until all your claims have been fully satisfied, and in the meantime I/We will not take any steps to enforce any right or claim against the Principal in respect of any moneys paid by me/us to the Bank hereunder. And further that if the Bank should receive payment from the Principal or any person/s on behalf of the Principal or from any security held by the Bank, or if the Principal shall become insolvent or go into liquidation or compound with his creditors, the Bank shall be at liberty, without discharging my/our liability, to make or assent to any compromises, compositions or arrangements or to prove and to rank as creditor in respect of the amount claimable by the Bank or any items thereof, and to receive dividends thereupon and all such payments and dividends received shall be treated as payments in gross and my/our liability shall extend to the ultimate balance after deducting such payments and to the entire exclusion and surrender of all my/our rights as sureties in competition with the Bank, any rule of law or equity to the contrary notwithstanding. And I/We shall not be paying off the sum guaranteed or any part thereof or upon any ground prove or claim to prove in respect of the sum guaranteed or any part thereof or take advantage of any securities held by the Bank until the whole of your claim against the Principal has been satisfied.

10.           A demand in writing shall be deemed to have been duly given to me/us or my/our heirs or assigns by leaving the same at my/our last known address hereunder written and shall be effectual notwithstanding any change of address or notwithstanding notice thereof to the Bank, and such demand if sent by post shall be deemed to be received by me/us or my/our heirs, assigns 24 hours after posting thereof and shall be sufficient if signed by any officer of the Bank and in proving such service it shall be sufficient to prove that the letter containing the demand was properly addressed and put into the Post.

11.           In the event of this guarantee being determined either by notice by me/us or by demand in writing by the Bank, it shall be lawful for the Bank to continue the account of the Principal notwithstanding such determination and my/our liability for the moneys advanced or paid or agreed to be advanced or paid and liabilities or obligations incurred by the Bank at the date when the guarantee is so determined shall remain, notwithstanding any subsequent payment into or out of the cash credit account by or on behalf of the Principal, up to the limit aforesaid.

12.           This guarantee shall not affect or be affected by any other or further securities taken or held by the Bank or by any loss of any collateral or other security nor by the Bank failing to recover by the realisation of collateral securities or otherwise any such sum or sums due from the Principal or any other person/s, or any laches on the Bank’s part, nor shall the Bank be responsible to me/us for any such loss or laches.

13.           Any account settled or stated between the Bank and the Principal or admitted by the Principal shall be accepted by me/us as conclusive evidence. A certificate in writing signed by any officer of the Bank stating the amount at any particular time payable under this guarantee shall be conclusive evidence against me/us.

14.           This guarantee shall be enforceable notwithstanding any change in the name of the Bank and it shall ensure for the benefit of any banking company with which the Bank may become amalgamated or to which the Bank shall assign it.

15.           Should the Principal be a limited company, corporate or unincorporated body, committee, firm, partnership, trustees or debtors on a joint account, the provisions herein before contained shall be construed and take effect where necessary as if words importing the singular number included, also the plural number. This guarantee shall remain effective notwithstanding any death, retirement, change, accession, or addition, as fully as if the person or persons constituting or trading or acting as such body, committee, firm, partnership, trustees or debtor on joint account at the date of the Principal’s default or at any time previously was or were the same as the date hereof.

In the event of there being more than one guarantor the liability of the remaining guarantors shall not be affected or released or given up by time or other indulgence to one or more of the guarantors nor by the death of any one or more of the guarantors until notice shall have been given to the Bank as provided in Clause 1 hereof.

The Bank shall be entitled to fix with the Principal a period for such Loan, Overdraft/Cash-Credit account facility and to alter or extend such a period from time to time. The Bank shall be entitled from time to time to take renewals of hundies, promissory notes or other documents and securities from the Principal. The Bank shall be entitled to take one hundies or promissory note or other documents for the whole amount hereby guaranteed or to split up the amount and take separate documents for each part and take any such documents from the Principal alone or from the Principal and other person/s whose identity may vary from time to time. My/Our liability under this guarantee shall not be discharged or affected in any way by reason of any such or similar acts or dealings.

16.           I/We agree and undertake, assure and confirm that the following is the exhaustive list of my/our legal heirs with his/her/ their full address/es, and the said list is furnished to enable the Bank to take steps for recovery of its due from any one/some/all of them in the event of my /our demise, or of any one or some or all of us during the currency/pendency of such credit facilities extended by the Bank to M/s. Amira Foods (India) Limited (Borrower).

Name of the Borrower/ Guarantors	Age (yrs)	Names of Legal Heirs	Age (yrs)	Relationship with the Borrower / Guarantor	Address	Occupation/ Vocation of legal heirs.

1. Mr. Karan A. Chanana
As per sheet enclosed
2. Mrs. Anita Daing

I/We further agree, undertake and assure that I/we shall promptly inform you in writing of any changes in the above particulars of my/our legal heirs that may be occasioned by birth, death, marriage, etc. and or on account of any amendment change in the general statutes /laws of the country.

17.I/We also hereunder submit the particulars of immovable properties belonging to me/us which have not been charged to the Bank as also not charged to any other Bank/Financial Institution /Creditor as security for financial assistance granted to me/us.

Item No.	Particulars of immovable properties with full address (where situated, etc.)	In whose name the property stands.	Present encumbrance	Whether lease hold or ownership	Present market value (Rs. Lacs)

As per sheet enclosed

Signature(s) of the Guarantor(s)

/s/ Karan A. Chanana
Karan A. Chanana

/s/Anita Daing
Anita Daing

Name & Address of the Guarantor(s)

1.                                      Mr. Karan A. Chanana s/o Mr. Anil Chanana
R/o 36, Prakriti Marg, Mehrauli-Gurgaon Road,
New Delhi-110 030

2.                                      Mrs. Anita Daing D/o Late Sh. Karam Chand Chanana
R/o 806, New Rajender Nagar, New Delhi - 110060